UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) November 18, 2013

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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 18, 2013, Matthew V. Hairford, the Executive Vice President - Operations of Matador Resources Company (the "Company"), was elected as President of the Company. Mr. Hairford succeeds Joseph Wm. Foran as President. Mr. Foran will continue as Chairman of the Board of Directors and Chief Executive Officer. Mr. Foran has held all three positions since he founded Matador in 2003.
Mr. Hairford, age 52, joined the Company in July 2004 as its Drilling Manager. He was named Vice President - Drilling in May 2005, Vice President - Operations in May 2006 and Executive Vice President - Operations in May 2009. Mr. Hairford has overall responsibility for the Company's drilling and production operations. Before joining the Company, Mr. Hairford was a Senior Drilling Engineer with both Samson Resources and Sonat, Inc. Mr. Hairford began his career with Conoco, Inc. in 1984.
For further information required to be disclosed pursuant to this Item 5.02, please see "Executive Compensation" and "Transactions with Related Persons" in the Proxy Statement filed by the Company with the Securities and Exchange Commission on April 24, 2013, which information is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
Attached hereto as Exhibit 99.1 is a press release (the "Press Release") issued by the Company on November 18, 2013, announcing Mr. Hairford's election as President of the Company.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 18, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: November 18, 2013	By:	/s/ David E. Lancaster
	Name:	David E. Lancaster
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 18, 2013.